Exhibit 99.1

NEWS RELEASE
FOR IMMEDIATE RELEASE

Contact:
William Kent, Director, Investor Relations
303-991-5070

STORM CAT ENERGY CORPORATION ANNOUNCES
SERIES A AND SERIES B CONVERTIBLE DEBT PLACEMENT AND THIRD QUARTER 2006 RESERVES

Denver and Calgary — January 19, 2007 — Storm Cat Energy Corporation (AMEX: SCU; TSX: SME) announced today that it proposes to issue up to US$50.0 million in aggregate principal amount of 9.25% five-year subordinated convertible notes comprising up to US$19.0 million of Series A convertible notes and up to US$31.0 million of Series B convertible notes, both due in 2012, to qualified institutional investors in private placements pursuant to Regulation D of the Securities Act of 1933, as amended.  The notes will be convertible into Storm Cat common shares at a price of US$1.17 per share, as may be adjusted in accordance with the terms of the notes, and the Company may force the conversion of the notes at any time after 18 months if Storm Cat’s common shares trade above US$2.05, as may be adjusted, for 20 days within a period of 30 consecutive trading days.

The Company will use the net proceeds from the sale of the notes to fund its 2007 US capital expenditure budget requirements, and to repay the remaining US$7.5 million of mezzanine debt that was borrowed in connection with the previously announced Powder River Basin acquisition completed in August 2006.

The completion of the note placement is subject to the acceptance of the Toronto Stock Exchange and the American Stock Exchange. In addition, while the Series A note placement is expected to close promptly upon the receipt of the required regulatory approvals, the completion of the Series B note placement is subject to shareholder approval, which approval will be sought at a special general meeting of shareholders expected to be held in the first half of March 2007.  Upon closing of each series of notes, the Company will be obligated to file with the U.S. Securities and Exchange Commission a resale registration statement relating to the common shares to be issued upon conversion of the notes.

The securities offered in the private placements have not been registered under the Securities Act of 1933 or any state securities laws, and unless so registered may not be offered or sold in the United States, except pursuant to an exemption from, or in a transaction subject to, the registration requirements of the Securities Act of 1933 and applicable state securities laws. This press release is issued pursuant to Rule 135c of the Securities Act of 1933, and does not constitute an offer to sell, or the solicitation of an offer to buy, nor shall there be any sale of the notes or common shares in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

Third Quarter 2006 Reserves

As of September 30, 2006, Netherland, Sewell & Associates, Inc. estimated Storm Cat’s Total Proved Gross and Net Gas Reserves were 65.337 Billion cubic feet (Bcf) and 26.290 Bcf respectively.  Total Proved, Probable and Possible Reserves were estimated at 154.192 Bcf Gross and 74.594 Bcf Net. These reserves are based on strip pricing available on September 30, 2006.  All of Storm Cat’s current reserves are located in the Powder River Basin.

About Storm Cat Energy

Storm Cat Energy is an independent oil and gas company focused on the pursuit, exploration and development of large unconventional gas reserves from fractured shales, coal beds and tight sand formations. The Company has producing properties in Wyoming’s Powder River Basin, exploitation and development acreage in Canada and Alaska. The Company’s shares trade on the American Stock Exchange under the symbol “SCU” and in Canada on the Toronto Stock Exchange under the symbol “SME.”

Storm Cat Energy Corporation

J. Scott Zimmerman
President and Chief Executive Officer

/s/ J. Scott Zimmerman

Company Contact:

Scott Zimmerman, President and Chief Executive Officer

Paul Wiesner, Chief Financial Officer

Phone: 87-STORMCAT

www.stormcatenergy.com

Forward-looking Statements

This press release contains certain “forward-looking statements”, as defined in the United States Private Securities Litigation Reform Act of 1995 relating to matters such as the anticipated closing of the private placements and the proposed use of proceeds.  Forward-looking statements are statements that are not historical facts; they are generally, but not always, identified by the words “expects,” “plans,” “anticipates,” “believes,” “intends,” “estimates,” “projects,” “aims,” “potential,” “goal,” “objective,” “prospective,” and similar expressions, or that events or conditions “will,” “would,” “may,” “can,” “could” or “should” occur. Forward-looking statements are based on the beliefs, estimates and opinions of Storm Cat’s management on the date the statements are made and they involve a number of risks and uncertainties.  Consequently, there can be no assurances that such statements will prove to be accurate and actual results and future events could differ materially from those anticipated in such statements.  Storm Cat undertakes no obligation to update these forward-looking statements if management’s beliefs, estimates or opinions, or other factors, should change.  Factors that could cause future results to differ materially from those anticipated in these forward-looking statements include, but are not limited to receipt of necessary approval from regulatory bodies, the failure to close the private placements for any reason, the volatility of natural gas prices, the possibility that exploration efforts will not yield economically recoverable quantities of gas, accidents and other risks associated with gas exploration and development operations, the risk that the Company will encounter unanticipated geological factors, the Company’s need for and ability to obtain additional financing, the possibility that the Company may not be able to secure permitting and other governmental clearances necessary to carry out the Company’s exploration and development plans, and the other risk factors discussed in greater detail in the Company’s various filings on SEDAR (www.sedar.com) with Canadian securities regulators and its filings with the U.S. Securities and Exchange Commission, including the Company’s Form 20-F (as amended) for the fiscal year ended December 31, 2005.

NO STOCK EXCHANGE HAS REVIEWED OR ACCEPTS RESPONSIBILITY
FOR THE ADEQUACY OR ACCURACY OF THIS NEWS RELEASE.